EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of HNO International Inc. (the “Company”) on Form 10-Q for the quarter ended January 31, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Hossein Haririnia, Treasurer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 17, 2025

/s/ Hossein Haririnia

Hossein Haririnia, Treasurer

(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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